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Exhibit 10.8

SECOND AMENDMENT TO THIRD
AMENDED AND RESTATED CREDIT AGREEMENT
AND
CONSENT TO ISSUANCE OF ADDITIONAL SENIOR NOTES

        THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT TO ISSUANCE OF ADDITIONAL SENIOR NOTES (hereinafter referred to as this "Second Amendment") executed as of the 31st day of March, 2004, by and among EXCO RESOURCES, INC., a Texas corporation (the "Company"), EXCO OPERATING, LP, a Delaware limited partnership ("Operating"), NORTH COAST ENERGY, INC., a Delaware corporation ("North Coast") and NORTH COAST ENERGY EASTERN, INC., a Delaware corporation ("North Coast Eastern"; together with the Company, Operating and North Coast, the "Borrowers"), BANK ONE, NA, a national banking association ("Bank One"), each of the financial institutions which is a party hereto (as evidenced by the signature pages to this Second Amendment) or which may from time to time become a party hereto pursuant to the provisions of Section 28 of the Credit Agreement (hereinafter defined) or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender"), Bank One, as Administrative Agent ("Agent"), BNP PARIBAS, as Syndication Agent, THE BANK OF NOVA SCOTIA, as Co-Documentation Agent and TORONTO-DOMINION (TEXAS), as Co-Documentation Agent.

WITNESSETH:

        WHEREAS, the Borrowers, the Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of January 27, 2004, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of March 31, 2004 (as so amended, and as the same may be hereafter amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

        WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) consent to the issuance by the Company of an additional $100,000,000 in aggregate principal amount of its 7 1/4% Senior Notes Due 2011 (the "New Notes") under, and pursuant to the provisions of Section 2.13 of, the Indenture, and (b) in connection therewith, amend the Credit Agreement to permit the Company to issue the New Notes under, and pursuant to the provisions of Section 2.13 of, the Indenture, and the Agent and the Lenders have agreed to do so upon and subject to the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, Agent and the Lenders, hereby agree as follows:

SECTION 1. Definitions and Defined Terms.

        1.1   Each capitalized term used but not defined in this Second Amendment have the meanings assigned to such term in the Credit Agreement.

        1.2   As used in this Second Amendment, the following terms shall have the respective meanings set forth, or to which reference is made, below:

          1.2.1    Additional Securities has the meaning ascribed to such term in the Indenture.

          1.2.2    Canadian Credit Agreement Amendment and Consent means an agreement in form and substance comparable to this Agreement (a) effecting an amendment to Section 13(g)(ix) of the Canadian Credit Agreement identical to the amendment Section 13(g)(viii) of the Credit Agreement effected by Section 2.2 of this Amendment, and (b) evidencing a consent of the requisite lenders under the Canadian Credit Agreement identical to the consent set forth in Section 3 of this Amendment.

          1.2.3    Consolidated Coverage Ratio has the meaning ascribed to such term in the Indenture.

          1.2.4    Incur has the meaning ascribed to such term in the Indenture.

          1.2.5    Incurrence has the meaning ascribed to such term in the Indenture.

          1.2.6    Indebtedness has the meaning ascribed to such term in the Indenture.

          1.2.7    Net Cash Proceeds has the meaning ascribed to such term in the Indenture.

          1.2.8    Officers' Certificate has the meaning ascribed to such term in the Indenture.

          1.2.9    Opinion of Counsel has the meaning ascribed to such term in the Indenture.

SECTION 2. Amendment to Credit Agreement.    Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 7 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Credit Agreement shall be amended in the manner provided in this Section 2.

        2.1   Amendment to Definition. The definition of the term "Canadian Credit Agreement" set forth in Section 1 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

          Canadian Credit Agreement means that certain Third Amended and Restated Credit Agreement between Addison and Bank One, NA, Canada Branch, as Administrative Agent for itself and the lenders named therein dated as of January 27, 2004 pursuant to which the lenders therein agree to make a C$250,000,000 Canadian revolving loan available to Addison, as it may be amended, modified, supplemented or restated from time to time.

        2.2   Amendment to Negative Covenant. Section 13(g)(viii) of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

          (viii)    the Senior Notes, provided the aggregate principal amount of such indebtedness does not exceed $450,000,000; or

SECTION 3. Consent to Issuance of New Notes.    Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 7 hereof, and in reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, the Agent and the Lenders hereby consent to (a) the issuance by the Company of the New Notes under, and pursuant to the provisions of Section 2.13 of, the Indenture, (b) the amendment, modification or supplement to the Senior Note Documents for the sole purpose of reflecting the issuance of the New Notes if, after giving effect to each such amendment, modification or supplement (i) the maximum principal amount of the Senior Notes outstanding under the Indenture shall not be increased to an amount in excess of $450,000,000, (ii) except as provided in clause (i) preceding, the Borrowers are in compliance with the provisions of Section 13(p) of the Credit Agreement, (iii) the New Notes constitute Additional Securities permitted to be issued and be outstanding under the Indenture, and (iv) the New Notes constitute "Notes," as that term is defined in the Senior Notes Intercreditor Agreement.

SECTION 4. Unscheduled Redetermination of Borrowing Base.    Borrowers acknowledge and agree that the issuance of the New Notes constitutes an event authorizing the Lenders to require an Unscheduled Redetermination of the Borrowing Base. Borrowers further waive compliance by the Agent and the Lenders with the provisions of Section 7(b) of the Credit Agreement insofar as the same pertain to the Unscheduled Redetermination of the Borrowing Base occasioned by the issuance of the New Notes and agree that, effective as of the date of issuance of the New Notes and continuing until, but not including, the next-occurring Determination Date under the Credit Agreement, the Borrowing Base shall be $95,000,000.

SECTION 5. Reaffirmation of Representations and Warranties.    Except to the extent its provisions are specifically amended, modified or superseded by this Second Amendment, the representations, warranties and affirmative and negative covenants of the Company and its Subsidiaries contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrowers hereby restate and reaffirm each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants. Except to the extent its provisions are specifically amended, modified or superseded by this Second Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrowers, the Agent and the Lenders.

SECTION 6. Additional Representations and Warranties.    In order to induce the Agent and the Lenders to enter into this Second Amendment, each Borrower represents and warrants to the Agent and to each of the Lenders that:

        6.1   Factual Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrowers to Agent for purposes of or in connection with this Second Amendment does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being misleading.

        6.2   Conforming Additional Securities. The New Notes constitute and conform to the requirements of Additional Securities for all purposes under the Indenture.

        6.3   Consolidated Coverage Ratio. On the date hereof, and after giving effect to the issuance of the New Notes on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.5 to 1.

Each of the foregoing representations and warranties shall constitute a representation and warranty of the Borrowers made under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Second Amendment or any investigation by the Agent or the Lenders.

SECTION 7. Conditions.    The amendments to the Credit Agreement contained in Section 2 of this Second Amendment and the consents contained in Section 3 of this Second Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 6.

        7.1   Execution and Delivery by Borrowers. The Borrowers shall have executed and delivered this Second Amendment, and other required documents, all in form and substance satisfactory to the Agent.

        7.2   Execution and Delivery by Majority Lenders. This Second Amendment shall have been executed by Majority Lenders, and the Agent shall have received counterparts, in form and substance satisfactory to the Agent, evidencing such execution by Majority Lenders.

        7.3   Amendment of Canadian Credit Agreement. The Agent shall have received a fully-executed copy of the Canadian Credit Agreement Amendment and Consent.

        7.4   Representations and Warranties. The representations and warranties of the Borrowers under this Second Amendment are true and correct in all material respects as of the date of issuance of the New Notes, as if then made (except to the extent that such representations and warranties related solely to an earlier date).

        7.5   No Event of Default. On the date of issuance of the New Notes, both before such issuance is effected and after giving effect to such issuance, no Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

        7.6   Consummation of New Notes Issuance The Trustee shall have authenticated the New Notes in accordance with the provisions of the Indenture, and the Company shall have consummated the issuance of the New Notes and have received gross proceeds of at least $100,000,000 from the issuance of the New Notes;

        7.7   Reduction of Canadian Credit Agreement Indebtedness. The Borrowers shall have provided Agent with evidence reasonably acceptable to Agent that the principal amount of the indebtedness outstanding under the Canadian Credit Agreement on the date of issuance of the Senior Notes has been, or contemporaneously with the issuance of the Senior Notes will be reduced by payment from the Net Cash Proceeds derived from the issuance of the Senior Notes in the amount equal to the lesser of (a) the full amount of the Net Cash Proceeds derived from the issuance of the Senior Notes and (b) the amount by which the principal amount of the indebtedness outstanding under the Canadian Credit Agreement on the date of issuance of the Senior Notes exceeds C$1,000.00.

        7.8   Senior Loan Documents. The Borrowers shall have provided to the Agent copies of (a) any prospectus, offering memorandum or similar document (and all amendments and supplements thereto) furnished by the Company prior to the issuance of the New Notes to prospective purchasers of the New Notes, and (b) all documents executed by the Company and delivered to the Trustee in connection with the issuance of the New Notes, including, without limitation, each document effecting an amendment, modification or supplement to any Senior Note Document.

        7.9   Officers' Certificates. The Borrowers shall have provided to the Agent (a) a copy of the Officers' Certificate delivered to the Trustee by the Company pursuant to Section 2.13 of the Indenture, certified as being true, correct and complete by the Persons who executed such Officers' Certificate and accompanied by a written authorization from the Persons who executed such Officers' Certificate stating that Agent and the Lenders may rely on such Officers' Certificate as though it were addressed to them, and (b) a copy of each other Officers' Certificate, if any, delivered to the Trustee by the Company pursuant to Section 14.04(1) of the Indenture in connection with the authentication and issuance of the New Notes, in each case certified as being true, correct and complete by the Persons who executed such Officers' Certificate and accompanied by a written authorization from the Person who executed such Officers' Certificate stating that Agent and the Lenders may rely on such Officers' Certificate as though it were addressed to them.

        7.10 Opinions of Counsel. The Borrowers shall have provided to the Agent (a) a copy of the Opinion of Counsel delivered to the Trustee by the Company pursuant to Section 2.13 of the Indenture, accompanied by a written authorization from the Person who executed such Opinion of Counsel stating that Agent and the Lenders may rely on such Opinion of Counsel as though it were addressed to them, and (b) a copy of each other Opinion of Counsel, if any, delivered to the Trustee by the Company pursuant to Section 14.04(2) of the Indenture in connection with the authentication and issuance of the New Notes, in each case accompanied by a written authorization from the Person who executed such Opinion of Counsel stating that Agent and the Lenders may rely on such Opinion of Counsel as though it were addressed to them.

        7.11 Confirmation of Trustee. The Agent shall have received a written confirmation of the Trustee, addressed to the Credit Agent (as that term is defined in the Senior Notes Intercreditor Agreement), confirming that the New Notes are included in the "Notes," as that term is defined in the Senior Notes Intercreditor Agreement.

        7.12 Other Documents. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent.

        7.13 Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of the Borrowers.

SECTION 8.    Miscellaneous.

        8.1   Indemnification. The Borrowers agree to indemnify and hold harmless Agent and the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to Agent or the Lenders, including all local counsel hired by such counsel) ("Claim") incurred by Agent or the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrowers or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrowers to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this Second Amendment, the expiration of the Loan and the payment of all indebtedness of the Borrowers to the Lenders hereunder and under the Notes, provided that the Borrowers shall not have any obligation under this Section 8.1 to the Lenders with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lenders. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrowers of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrowers' expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrowers may at their own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section 8.1 to apply to and protect each Indemnified Party from the consequences of strict liability imposed or threatened to be imposed on any Indemnified Party as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim, but not from any portion of such Claim arising from the gross negligence or willful misconduct of any Indemnified Party.

        8.2   Counterparts. This Second Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Second Amendment shall bind no party until the Borrowers, the Agent and Majority Lenders have executed a counterpart. Facsimiles shall be effective as originals.

        8.3   WRITTEN CREDIT AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

        8.4   No Impairment. The Borrowers confirm and agree that (a) neither the execution of this Second Amendment nor any other Loan Document nor the consummation of the transactions described herein and therein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrowers under the Loan Documents and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed as of the date first above written.

BORROWERS:
EXCO RESOURCES, INC. a Texas corporation
By:	/s/ J. DOUGLAS RAMSEY
Name:	J. Douglas Ramsey
Title:	Vice President and Chief Financial Officer
EXCO OPERATING, LP a Delaware limited partnership
By:	EXCO Investment II, LLC, its sole general partner
	By:	EXCO Resources, Inc., its sole member
	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey
	Title:	Vice President and Chief Financial Officer
NORTH COAST ENERGY, INC. a Delaware corporation
By:	/s/ J. DOUGLAS RAMSEY
Name:	J. Douglas Ramsey
Title:	Vice President
NORTH COAST ENERGY EASTERN, INC. a Delaware corporation
By:	/s/ J. DOUGLAS RAMSEY
Name:	J. Douglas Ramsey
Title:	Vice President

LENDERS:
BANK ONE, NA a national banking association (Main Office Chicago) as a Lender and as Administrative Agent
By:	/s/ WM. MARK CRANMER
Name:	Wm. Mark Cranmer
Title:	Director, Capital Markets

BNP PARIBAS as a Lender and as Syndication Agent
By:	/s/ DAVID DODD
Name:	David Dodd
Title:	Director
By:	/s/ POLLY SCHOTT
Name:	Polly Schott
Title:	Vice President

THE BANK OF NOVA SCOTIA as a Lender and as a Co-Documentation Agent
By:	/s/ NADINE BELL
Name:	Nadine Bell
Title:	Senior Manager

COMERICA BANK as a Lender
By:	/s/ MICHELE L. JONES
Name:	Michele L. Jones
Title:	Vice President—Texas Division

FLEET NATIONAL BANK as a Lender
By:	/s/ JEFFREY H. RATHKAMP
Name:	Jeffrey H. Rathkamp
Title:	Director

JPMORGAN CHASE BANK as a Lender
By:	/s/ ROBERT C. MERTENSOTTO
Name:	Robert C. Mertensotto
Title:	Managing Director

TORONTO-DOMINION (TEXAS), INC. as a Lender and as a Co-Documentation Agent
By:	/s/ JIM BRIDWELL
Name:	Jim Bridwell
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A. as a Lender
By:	/s/ KIMBERLY COIL
Name:	Kimberly Coil
Title:	Assistant Vice President
By:	/s/ ALI AHMED
Name:	Ali Ahmed
Title:	Vice President

CREDIT SUISSE FIRST BOSTON acting through its Cayman Island branch as a Lender
By:	/s/ JAMES P. MORAN
Name:	James P. Moran
Title:	Director
By:	/s/ DENISE L. ALVAREZ
Name:	Denise L. Alvarez
Title:	Associate

BANK OF AMERICA N.A. as a Lender
By:	/s/ DON CARROLL
Name:	Don Carroll
Title:	Vice President

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  Exhibit 10.8
SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT TO ISSUANCE OF ADDITIONAL SENIOR NOTES